                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 1996

                        HEFTEL BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)


      Delaware                        0-24516                   99-0113417
- ----------------------------   ------------------------    --------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)


                     6767 West Tropicana Avenue, Suite 102
                            Las Vegas, Nevada 89103
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (702) 367-3322

ITEM 5.  OTHER EVENTS

        a.      Discontinuance of Network Operations   On September 9, 1996,
the Company's Board of Directors approved a plan to discontinue the operations of the radio network owned by the Company's wholly owned subsidiary Spanish Coast-to-Coast, Ltd, dba, Cadena Radio Centro (CRC) effective August 5, 1996. The estimated charge to operations during the quarter ended September 30, 1996 will be approximately $8.1 million, of which $6.5 million relates to non-cash charges resulting from the write-off of goodwill and certain equipment. No income tax expense or benefits will be recognized during fiscal year 1996 due to the Company's availability of net operating loss carryforwards. CRC intends to fulfill its contractual program obligations and is expected to cease operating by December 31, 1996.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 1996                    HEFTEL BROADCASTING CORPORATION


                                             By: /s/ John T. Kendrick
                                                 ---------------------------
                                                 John T. Kendrick
                                                 Senior Vice President and
                                                 Chief Financial Officer